Exhibit 23.1

Lichter, Yu & Assocaites
Certified Public Accountants
9191 Towne Centre Drive, Suite 406
San Diego, California 92122

February 24, 2006

United States Securities and Exchange Commission:

We hereby consent to the incorporation by reference in this registrations statement on Form S-8 of China 3C Group of our report with respect to the financial statements in the Company’s current reports on Form 8-K filed on December 22, 2005.

/S/
Lichter, Yu & Associates